UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 22, 2009
ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8995 Westside Parkway
Alpharetta, GA 30009
(Address of principal executive offices)
Registrant’s telephone number, including area code (678) 336-2500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership
As previously disclosed, on September 15, 2008 an involuntary petition under Chapter 7 of the United States Bankruptcy Code (the “Bankruptcy Code”) was filed against AtheroGenics by certain holders of the 2008 Notes in the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”). On October 6, 2008, AtheroGenics consented to the bankruptcy filing and moved the Bankruptcy Court to convert the Chapter 7 case to a case under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Proceeding”). On April 1, 2009, AtheroGenics sold substantially all of its non-cash assets to Crabtree Acquisition Co., LLC for $2 million as part of the Chapter 11 Proceeding (the “Asset Sale”).
On June 9, 2009, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming AtheroGenics’ Second Amended Plan of Liquidation (the “Plan”). The effective date of the Plan is June 22, 2009 (“Effective Date”). A copy of the Plan as confirmed by the Bankruptcy Court and the Confirmation Order are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.
PURSUANT TO THE TERMS OF THE PLAN, ATHEROGENICS WILL BE LIQUIDATED AND ITS COMMON STOCKHOLDERS WILL NOT RECEIVE ANY CASH OR SECURITIES IN CONNECTION WITH THE LIQUIDATION. THE PLAN PROVIDES FOR ALL OUTSTANDING SHARES OF COMMON STOCK OF ATHEROGENICS, INCLUDING ALL 39,518,492 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF ATHEROGENICS, TO BE DEEMED CANCELLED ON THE EFFECTIVE DATE.
Summary of Plan
The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court. This summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
The Plan provides for the appointment of a Liquidating Agent for the sole purpose of liquidating and distributing all of the Remaining Assets of AtheroGenics. The Liquidating Agent will not engage in any business activities other than winding down the remaining affairs of AtheroGenics.
Other than Administrative Expense Claims, Gap Period Claims and Priority Tax Claims, the claims and interests in AtheroGenics are divided into eight classes. The Plan generally provides for Holders of Class 3 Claims of the 2008 Notes, Class 4 Claims of the 2011 Notes, Class 5 Claims of the 2012 Notes, and Class 6 General Unsecured Claims (i.e., Unsecured Claims that exceed $10,000) to receive pro rata Distributions of any proceeds that remain after the payment and full satisfaction of Administrative Expense Claims, Priority Tax Claims, Gap Period Claims, and Claims in Class 1

(Secured Claims), Class 2 (Priority Claims) and Class 7 (Unsecured Convenience Claims).
Holders of Claims in Class 7 (Unsecured creditors with Claims less than $10,000) shall receive a one-time Cash payment equal to 16% of their Allowed Claims in satisfaction of their Claims. The Debtor estimates that each Holder of Claims in Classes 3, 4, 5 and 6 will receive total Distributions aggregating approximately 16% of such Claim. Holders of Interests in the Debtor (Class 8) will not receive any Distributions on account of their existing Interests in the Debtor.
After the Distribution of the Remaining Assets, the Liquidating Agent will dissolve AtheroGenics.
Item 3.03. Material Modification to Rights of Security Holders.
Pursuant to the Plan, upon entry of the Confirmation Order by the Bankruptcy Court, any and all issued shares of AtheroGenics’ common stock (other than common stock held by the Liquidating Agent) and options and warrants to purchase AtheroGenics’ common stock were cancelled on the Effective Date.
In addition, AtheroGenics intends to file a Form 15 with the United States Securities and Exchange Commission to terminate the registration of its common stock, its common stock purchase rights, its 2008 Notes and its 1.5% Convertible Notes due 2012 and to suspend its reporting obligations under the Securities Exchange Act of 1934.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
2.1	Second Amended Plan of Liquidation.

2.2	Confirmation Order.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.
Date: June 22, 2009	By:	/s/ Charles A. Deignan
Charles A. Deignan
President, Chief Financial Officer and Secretary